CONSENT

I, John D. Lane, do hereby consent being named in the Registration Statement on Form SB-2, as amended (File No. 333-135511), filed by ValueRich, Inc., a Delaware corporation (the “Company”), as a person about to become a member of the Board of Directors of the Company in compliance with Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, and to the filing of this Consent by the Company as an exhibit to the Registration Statement with the Securities and Exchange Commission.

The undersigned has executed this Consent this 13th day of September 2006

/s/ JOHN D. LANE
John D. Lane